LINNLAW

A PROFESSIONAL CORPORATION

_________________

______________

1478 Stone Point Drive, Ste.100

Roseville, CA 95661

TELEPHONE:

916-782-4404

ROGER D. LINN

rlinn@linnlawcorp.com

Minerva Gold Inc.

August 3, 2021

12/1 Kunayev Street, 1A 17

Nur-sultan, 010000, Kazakhstan

Attn: Aftandil Aibekov, President

Re:

Securities Being Registered under Registration Statement on Form S-1

Gentlemen/Ladies:

At  your  request  we  have  examined  the  Amendment  #1  to  Registration  Statement  on  Form  S-1

(the  "Amended  Registration  Statement")  proposed  to  be  filed  by  Minerva  Gold  Inc.,  a  Nevada

corporation    (the    "Company"),    with    the    Securities    and    Exchange    Commission    (the

“Commission”)  on  or  about  August  3,  2021,  in  connection  with  the  registration  under  the

Securities  Act  of  1933,  as  amended  (the  "Securities  Act"),  of  up  to  10,000,000  shares  of  the

Company’s common stock (collectively the “Shares”).

In  rendering  this  opinion,  we  have  examined  such  matters  of  fact  as  we  have  deemed  necessary in  order  to  render  the  opinion  set  forth  herein,  which  included  examination  of  the  following documents:

(1)

The Amended Registration Statement on Form S-1.

(2)

Copies of the Company’s (i) Articles of Incorporation filed with the Nevada Secretary of State on February 24, 2021, (the “Articles”).

(3)

A copy of the Company’s Bylaws,  certified to us by the Company as being complete,

current and correct (the “Bylaws”).

(4)

Minutes  of  meetings  and  actions  by  written  consent  of  the  Company’s  Board  of

Directors  relating  to  the  Registration  Statement,  which  were  certified  to  us  by  the

Company in the Management Certificate as being complete, correct and unamended.

(5)

A  Management  Certificate  addressed  to  us  and  dated  as  of  August  2,  2021  executed

by   the   Company   containing   certain   factual   representations   (the   “Management

Certificate”).

As to matters of fact that are relevant to this opinion, we have relied solely upon our examination

of   the   documents   referred   to   above,   certificates   of   public   officials   and   such   additional

examination as we consider relevant to this opinion and have assumed the current accuracy and

Minerva Gold Inc.

August 3, 2021

completeness  of  the  information  obtained  from  the  documents  referred  to  above  and  such

additional  examination.   We  have  made  no  independent  investigation  or  other  attempt  to  verify the  accuracy  of  any  of  such  information  or  to  determine  the  existence  or  non-existence  of  any other  factual matters;  however,  we  are  not aware  of  any  facts  that  would  cause  us  to believe  that the opinion expressed herein is not accurate.

We  have  not  examined  the  laws  of  any  state  other  that  the  existing  applicable  corporate  law

pursuant  to  Nevada  Revised  Statutes  (“Nevada  Law”).   Subject  to  the  remaining  qualifications

set forth herein, we do not express any  opinion herein concerning any law other than the Nevada

Law and the federal securities laws of the United States of America.

In  connection  with  our  opinion  expressed  below,  we  have  assumed  that,  at  or  before  the  time  of any  sale  of  Shares  pursuant  to  the  Amended  Registration  Statement,  the  Amended  Registration

Statement will have been declared effective  by the Commission  under the Securities Act, that the registration will apply to such sale of Shares and will not have been modified or rescinded.

Based  upon  the  foregoing,  it  is  our  opinion  that  the  Shares  to  be  sold  by  the  Company  pursuant to  the  Amended  Registration  Statement  when  issued  will  be  validly  issued,  fully  paid  and  non-

assessable.

We  consent  to  the  use  of  this  opinion  as  an  exhibit  to  the  Amended  Registration  Statement  and further  consent  to  all  references  to  us,  if  any,  in  the  Amended  Registration  Statement,  the

Prospectus  constituting  a  part  thereof  and  any  amendments  thereto.  This  opinion  is  intended solely  for  the  use  in  connection  with  the  issuance  and  sale  of  shares  subject  to  the  Amended

Registration Statement and is not to be relied upon for any other purposes.

Best regards,

LINNLAW CORPORATION

/s/ LinnLaw Corporation